UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

October 27, 2014

Date of Report (Date of earliest event reported)

IMMERSION CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	000-27969	94-3180138
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

30 Rio Robles, San Jose, CA 95134

(Address of principal executive offices) (Zip Code)

(408) 467-1900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On October 27, 2014, Immersion Corporation (the “Company”) split its sales and marketing functions due to the Company’s growth in revenue and scope over the last two years. In connection with the reorganization, the Company has appointed Mr. Mahesh Sundaram as Vice President of Worldwide OEM Sales. Mr. Dennis Sheehan will assume the role of Vice President, Marketing. In this role, he will lead the Company’s overall marketing initiatives for corporate marketing and the OEM and Content and Media businesses.

(e) The Company entered into a revised offer letter with Mr. Sheehan pursuant to which his compensation will remain the same, other than his target incentive under the Executive Incentive Plan which will be changed to 50% of his base salary.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Revised Offer Letter dated October 27, 2014 by and between Immersion Corporation and Dennis Sheehan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMERSION CORPORATION

Date: October 30, 2014	By:	/s/ Amie Peters
	Name:	Amie Peters
	Title:	General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Revised Offer Letter dated October 27, 2014 by and between Immersion Corporation and Dennis Sheehan